Exhibit 10.1

AMENDMENT NO. 3

TO THE

RENAISSANCERE HOLDINGS LTD.

2001 STOCK INCENTIVE PLAN

This Amendment No. 3 (the “Amendment”) to the RenaissanceRe Holdings Ltd. 2001 Stock Incentive Plan, as amended and restated effective June 1, 2002, and subsequently amended (the “Plan”), is made effective as of this 18th day of February 2009.

WHEREAS, RenaissanceRe Holdings Ltd. (the “Company”) maintains the Plan; and

WHEREAS, pursuant to Section 13 of the Plan, the Compensation and Corporate Governance Committee of the Company’s Board of Directors (the “Committee”) has the authority to amend the Plan and believes it to be in the best interests of the Company to do so.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. By deleting the second paragraph of Section 11 in its entirety and replacing it with the following:

In the event of a Change in Control, notwithstanding any vesting schedule provided for hereunder or in any Award agreement and unless otherwise agreed in a written document executed by both a Holder and the Company that specifically refers to this Section 11, all outstanding Awards shall automatically vest. In addition, unless otherwise agreed in a written document executed by both a Holder and the Company that specifically refers to this Section 11, in the event of a Change in Control, all Options that are outstanding on the date of such Change in Control shall be deemed exercised, and in exchange for outstanding Options, Participants shall be paid a cash amount based on the difference between (1) the price per share paid for the Stock in connection with such Change in Control, and (2) the exercise price per share.

Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

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IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 18th day of February 2009, on behalf of the Committee.

RENAISSANCERE HOLDINGS LTD.

By:	/s/ Stephen H. Weinstein
Name:	Stephen H. Weinstein
Title:	General Counsel and Corporate Secretary